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NUMBER . NUMERO

SHARES . ACTIONS

ImagicTV Inc.

(Incorporated under the Canada Business Corporations Act)
(Constituee sous l'autorite de la Loi canadienne sur les societes par actions)

CUSIP 48590. 10 1

THIS CERTIFIES THAT . LES PRESENTES ATTESTENT QUE is the registered holder of . est le detenteur inscrit de

FULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF
ACTIONS ORDINAIRES ENTIEREMENT LIBEREES DU CAPITAL DE

ImagicTV Inc.

A transfer of the shares represented by this certificate will not be registered except upon surrender of this certificate duly endorsed by the appropriate person or accompanied by a properly executed transfer. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.
In Witness Whereof the Corporation has caused this certificate to be signed by its duly authorized officers.

Un transfert des actions representees par le present certificat ne sera inscrit que sur remise dudit certificat dument endosse par la personne appropriee ou accompagne d'un transfert dument signe. Le present certificat n'est valide que s'il est contresigne et inscrit par l'agent des transferts et agent charge de la tenue des registres de la societe.
En foi de quoi la societe a fait signer le present certificat par ses dirigeants dument autorises.

Dated:
Le:
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Countersigned and Registered
Contresigne et inscrit
CIBC MELLON TRUST COMPANY    Toronto
COMPAGNIE TRUST CIBC MELLON
Transfer Agent and Registrar
Agent des transferts et agent charge
de la tenue des registres
By
Par
Authorized Signature - Signataire autorise


Countersigned and Registered
Contresigne et inscrit
CHASEMELLON SHAREHOLDER
SERVICES, LLC.    New York
Co-Transfer Agent and Registrar
Coagent des transferts et agent charge
de la tenue des registres
By
Par
Authorized Signature - Signataire autorise


PRESIDENT AND CHIEF EXECUTIVE OFFICER
PRESIDENT ET CHEF DE LA DIRECTION

CORPORATE SECRETARY
SECRETAIRE

THIS CERTIFICATE IS TRANSFERABLE AT THE PRINCIPAL OFFICE OF CIBC MELLON TRUST COMPANY IN TORONTO, ONTARIO, OR AT THE OFFICE OF CHASEMELLON SHAREHOLDER SERVICES, LLC. IN NEW YORK CITY, NEW YORK

CE CERTIFICAT EST TRANSFERABLE AU BUREAU PRINCIPAL DE COMPAGNIE TRUST CIBC MELLON A TORONTO, ONTARIO OU AU BUREAU DE CHASEMELLON SHAREHOLDER SERVICES, LLC. A NEW YORK, NEW YORK
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The class or series of shares represented by this certificate has rights, privileges, restrictions and conditions attached thereto and the Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of:
(a) the rights, privileges, restrictions and conditions attached to the class or series of shares represented by this certificate and to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and
(b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.


Des droits, privileges, conditions et restrictions sont rattaches a la categorie ou serie d'actions representees par le present certificat et la societe remettra aux actionnaires, sur demande et sans frais, une copie du texte integral :
(a) des droits, privileges, restrictions et conditions sont rattaches a la categorie ou serie d'actions representees par le present certificat et a chaque categorie dont l'emission est autorisee et, dans la mesure fixee par les administrateurs, a chaque serie; et
(b) du pouvoir des administrateurs de fixer les droits, privileges, conditions et restrictions des series suivantes.


The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:
TEN COM --as tenants in common
TEN ENT --as tenants by the entireties
JT TEN --as joint tenants with right of survivorship and not as tenants in common
(Name) CUST (Name) UNIF --(Name) as Custodian for (Name) under the
GIFT MIN ACT (State) --(State) Uniform Gifts to Minors Act
Additional abbreviations may also be used though not in the above list.


Les abreviations ci-dessous sont considerees, aux fins des presentes, comme l'equivalent des mots et expressions auxquels elles sont jumelees, et comme si ces mots et expressions etaient ecrits en toutes lettres:
TEN COM --proprietaires communs
TEN ENT --proprietaires de la communaute conjugale
JT TEN --proprietaires conjoints avec gain de survie et non a titre de proprietaires communs
(Nom) CUST (Nom) UNIF --(Nom) en qualite de gardien pour (Nom) en vertu de GIFT MIN ACT (Etat) --la loi intitulee "Uniform Gifts to Minors Act" (Etat) D'autres abreviations, ne figurant pas dans la liste ci-dessus, peuvent aussi etre utilisees.
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For value received, the undersigned hereby sells, assigns and transfers unto

Valeur recue, le soussigne vend, cede et transfere par les presentes a


PLEASE INSERT SOCIAL INSURANCE NUMBER
OF TRANSFEREE

INDIQUER LE NUMERO D'ASSURANCE SOCIALE
DU CESSIONNAIRE

(Please print or typewrite name and address of assignee) (Priere d'inscrire en lettres moulees ou de dactylographier le nom et l'adresse du cessionnaire)


shares of the capital stock represented by this certificate and does hereby irrevocably constitute and appoint actions du capital-actions representees par le present certificat et nomme et constitue irrevocablement par les presentes


Attorney to transfer the said shares in the books of the Corporation with full power of substitution in the premises.

son fonde de pouvoir pour transferer lesdites actions dans les livres de la societe avec pleins pouvoirs de substitution relativement a ce qui precede.


Dated
Le

Signature


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatSOever, AND MUST BE GUARANTEED BY A BANK, TRUST COMPANY OR MEMBER OF A RECOGNIZED STOCK EXCHANGE, WHOSE SIGNATURE IS ACCEPTABLE TO THE TRANSFER AGENT.


AVIS : La signature FIGURANT SUR LE PRESENT transfert doit correspondre en tous points au nom inscrit au recto DU PRESENT certificat sans rien y changer, ajouter ou retrancher ET DOIT ETRE AVALISEE PAR UNE BANQUE, UNE SOCIETE DE FIDUCIE OU UN MEMBRE D'UNE BOURSE RECONNUE, DONT LA SIGNATURE EST JUGEE ACCEPTABLE PAR L'AGENT DES TRANSFERTS.